As filed with the Securities and Exchange Commission on July 21, 2000.
                                       Registration No. 333-22197

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       ___________________

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       ___________________

                   ACACIA RESEARCH CORPORATION
     (Exact name of registrant as specified in its charter)

       Delaware                               95-4405754
     (State or other jurisdiction of       (I.R.S. Employer
     incorporation or organization)      Identification No.)

                      55 South Lake Avenue
                   Pasadena, California  91101
            (Address of principal executive offices)

       Acacia Research Corporation 1996 Stock Option Plan
                    (Full title of the plan)

                      Victoria White, Esq.
                  Vice President, Legal Affairs
                      55 South Lake Avenue
                   Pasadena, California  91101
                         (626) 396-8300
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                             COPY TO
                       John A. Laco, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889
                         (213) 430-6000

                 CALCULATION OF REGISTRATION FEE

=====================================================================================================
                                          Proposed maximum  Proposed maximum    Amount of
Title of securities to be  Amount to be   offering price    aggregate offering  Registration  Filing
registered                 registered     per unit          price               fee           Fee
-----------------------------------------------------------------------------------------------------
Common Stock, $.001        3,000,000<1>   $28<2>             $84,000,000<2>     $<2>          $22,176
par value
=====================================================================================================
<FOOTNOTES>
<1>   This Registration Statement covers, in addition to the
      number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common
      Stock covered by the Prospectus and, pursuant to Rule
      416(c) under the Securities Act of 1933, as amended (the
      "Securities Act"), an additional indeterminate number of
      shares, options and rights, which by reason of certain
      events specified in the Acacia Research Corporation 1996
      Stock Option Plan (the "Plan") may become subject to the
      Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 17, 2000, as reported on the Nasdaq National Market System and published in the Western Edition of the Wall Street Journal.

</FOOTNOTES>

The Exhibit Index for this Registration Statement is at page 5.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS

          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to optionees as specified by Rule 428(b)(1) of the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents of Acacia Research Corporation
(the "Company") filed with the Commission are incorporated herein by reference:

          (a)  the Registration Statement on Form S-8 of the
     Company relating to the Plan filed with the Commission on February 21, 1997 (registration number 333-22197); and

          (b)  the Registration Statement on Form S-8 of the
     Company relating to the Plan filed with the Commission on August 28, 1998 (registration number 333-62389), as amended.

Item 5.  Interests of Named Experts and Counsel

          Not applicable.

Item 8.  Exhibits

          See the attached Exhibit Index.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on July 19, 2000.

                              ACACIA RESEARCH CORPORATION


                              By: /s/ Paul R. Ryan
                                  --------------------------
                                   Paul R. Ryan
                                   Chairman of the Board and
                                   Chief Executive Officer

                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Paul R. Ryan, Peter Frank and Victoria White, or any of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature          Title                          Date
     ---------          -----                          -----
/s/ Paul R. Ryan         Chairman of the Board and    July 19, 2000
-----------------------  Chief Executive Officer
Paul R. Ryan             (Principal Executive
                         Officer)

/s/ Robert L. Harris II  President and Director       July 19, 2000
----------------------
Robert L. Harris II

/s/ Peter Frank          Chief Financial Officer      July 20, 2000
-----------------------  and Chief Operating
Peter Frank              Officer
                         (Principal Financial
                         Officer)

/s/ Mary Rose Colonna    Vice President, Finance      July 19, 2000
-----------------------  and Controller (Principal
Mary Rose Colonna        Accounting Officer)


/s/ Fred A. de Boom      Director                     July 20, 2000
----------------------
Fred A. de Boom

/s/ Gerald Knudson       Director                     July 20, 2000
----------------------
Gerald Knudson

                          EXHIBIT INDEX


Exhibit
Number    Description
--------  -----------

4.1 Acacia Research Corporation 1996 Stock Option Plan (as amended) (1).

4.2       Form of Employee Incentive Stock Option Agreement. (2)

4.3       Form of Employee Nonqualified Stock Option Agreement. (2)

4.4       Form of Non-Employee Director Nonqualified Stock Option
          Agreement. (3)

5.1 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1      Consent of Independent Auditors.

23.2      Consent of Counsel (included in Exhibit 5.1).

24.1 Powers of Attorney (included in this Registration Statement on page S-1).

(1) Previously filed and incorporated by reference as Appendix A to the Company's Definitive Proxy Statement on
Schedule 14A filed with the Commission on April 20, 2000
(file number 000-26068).

(2) Previously filed and incorporated by reference from the Company's Registration Statement on Form S-8 filed with the
Commission on February 21, 1997 (registration number 333-22197), as amended.

(3) Previously filed and incorporated by reference from the Company's Registration Statement on Form S-8 filed with the
Commission on August 28, 1998 (registration number 333-62389), as amended.